As filed with the Securities and Exchange Commission on November 16, 2005
                                                    Registration No. 333-_______
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------
                              QUALITY SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

              California                                 95-2888568
     (State or other jurisdiction           (I.R.S. Employer Identification No.)
  of incorporation or organization)

                       18191 Von Karman Avenue, Suite 450
                                Irvine, CA 92612
               (Address of principal executive offices) (Zip code)

                             ----------------------

                      2005 Stock Option and Incentive Plan
                            (Full title of the Plan)

                             ----------------------

                                    Paul Holt
                             Chief Financial Officer
                              Quality Systems, Inc.
                       18191 Von Karman Avenue, Suite 450
                                Irvine, CA 92612
                     (Name and address of agent for service)

                                 (949) 255-2600
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                              Thomas J. Crane, Esq.
                               Rutan & Tucker, LLP
                         611 Anton Boulevard, 14th Floor
                              Costa Mesa, CA 92626
                                 (714) 641-5100

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                           Amount          Proposed Maximum       Proposed Maximum        Amount of
        Title of Securities                 to be           Offering Price            Aggregate          Registration
          to be Registered             Registered(1)         Per Share(2)        Offering Price(2)         Fee(3)
------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value          1,200,000 shares          $69.35               $83,220,000          $9,794.99
========================================================================================================================

(1) In the event of a stock split, stock dividend or similar transaction involving common stock of the Registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) of the Securities Act of 1933 ("Securities Act").

(2) Calculated pursuant to Rules 457(c) and Rule 457(h) on the basis of the high and low selling prices per share of Registrant's common stock on November 9, 2005, as reported on The Nasdaq National Market.

(3)   Based on a fee rate of $117.70 per $1,000,000.

================================================================================

                                TABLE OF CONTENTS

PART I  Information Required in the Section 10(a) Prospectus...................3

PART II  Information Required in the Registration Statement....................3
         Item 3. Incorporation of Documents by Reference.......................3
         Item 4. Description of Securities.....................................4
         Item 5. Interests of Named Experts and Counsel........................4
         Item 6. Indemnification of Directors and Officers.....................4
         Item 7. Exemption from Registration Claimed...........................5
         Item 8. Exhibits......................................................6
         Item 9. Undertakings..................................................6

SIGNATURES.....................................................................8

POWER OF ATTORNEY..............................................................9

EXHIBIT INDEX.................................................................10

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

      The document(s) containing the information specified in Part I, Items 1 and 2 of Form S-8, will be sent or given to employees in accordance with Form S-8 and Rule 428(b)(1) of the Securities Act. Registrant will furnish without charge to each employee to whom information is required to be delivered, upon written or oral request, a copy of each document incorporated by reference in the Section 10(a) prospectus, and any other documents required to be delivered to them under Rule 428(b) of the Securities Act. Requests should be directed to Quality Systems, Inc., 18191 Von Karman Avenue, Suite 450, Irvine, California 92612, Attention: Chief Financial Officer. Registrant's telephone number is
(949) 255-2600.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

      The following documents are incorporated by reference into this registration statement:

      (a) Registrant's Form 8-K for November 3, 2005, filed with the Securities and Exchange Commission ("Commission") on November 8, 2005 (File No. 000-13801);

      (b) Registrant's Form 10-Q for September 30, 2005, filed with the Commission on November 7, 2005;

      (c) Registrant's Form 8-K for October 26, 2005, filed with the filed with the Commission on October 28, 2005;

      (d) Registrant's Form 8-K for October 5, 2005, filed with the filed with the Commission on October 11, 2005;

      (e) Registrant's Form 8-K for September 5, 2005, filed with the Commission on September 6, 2005;

      (f) Registrant's Form 10-K, Form 10-K/A No. 1 and Form 10-K/A No. 2 for the fiscal year ended March 31, 2005, filed with the Commission on June 14, 2005, August 10, 2005 and August 19, 2005, respectively;

      (g) Registrant's Form 10-Q for the quarter ended June 30, 2005, filed with the Commission on August 5, 2005;

      (h) Registrant's Form 8-K for July 28, 2005, filed with the Commission on August 2, 2005;

      (i) Registrant's Form 8-K for July 19, 2005, filed with the Commission on July 21, 2005;

      (j) Registrant's Form 8-K for May 25, 2005, filed with the Commission on May 31, 2005;

      (k) Registrant's Form 10-Q/A No. 1 for the quarter ended September 30, 2004, filed with the Commission on April 18, 2005; and

      (l) The description of Registrant's common stock contained in Registrant's Form 8-K for November 3, 2005, filed with the Commission on November 8, 2005, and any other amendments or reports filed for the purpose of updating such description.

      All reports and other documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 ("Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold, or that deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this registration statement and shall be a part hereof from the date of filing such documents.

      For purposes of this registration statement, any document or statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

      Notwithstanding the above, information that is "furnished to" the Commission shall not be deemed "filed with" the Commission and shall not be deemed incorporated by reference into this registration statement.

Item 4. Description of Securities

      Not applicable.

Item 5. Interests of Named Experts and Counsel

      Not applicable.

Item 6. Indemnification of Directors and Officers

      Registrant's Articles of Incorporation limit the personal liability of its directors for monetary damages to the fullest extent permitted by the California Corporations Code (the "California Code"). Under section 204(a)(10) of the California Code, a director's liability to a company or its shareholders may not be limited with respect to the following items:

      (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law,

      (ii) acts or omissions that a director believes to be contrary to the best interests of the company or its shareholders or that involve the absence of good faith on the part of the director,

      (iii) any transaction from which a director derived an improper personal benefit,

      (iv) acts or omissions that show a reckless disregard for the director's duty to the company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of a serious injury to the company or its shareholders,

      (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the company or its shareholders,

      (vi) contracts or transactions between the company and a director within the scope of Section 310 of the California Code,

      (vii) improper distributions, loans and guarantees under Section 316 of the California Code,

      (viii) acts or omissions occurring prior to the date such provision eliminating or limiting the personal liability of a director became effective, or

      (ix) acts or omissions as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors.

      The limitation of liability does not affect the availability of injunctions and other equitable remedies available to Registrant's shareholders for any violation by a director of the director's fiduciary duty to Registrant or its shareholders.

      Registrant's Articles of Incorporation also include an authorization for Registrant to indemnify its "agents" (as defined in Section 317 of the California Code) through bylaw provisions, by agreement or otherwise, to the fullest extent permitted by law. Pursuant to this provision, Registrant's Bylaws provide for indemnification of Registrant's directors. In addition, Registrant may, at its discretion, provide indemnification to persons whom Registrant is not obligated to indemnify, including its officers, employees and other agents. The Bylaws also allow Registrant to enter into indemnity agreements with individual directors, officers, employees and other agents. It is Registrant's policy to enter into such indemnity agreements with its directors and executive officers to provide the maximum indemnification permitted by law.

      These agreements, together with Registrant's Bylaws and Articles of Incorporation, may require Registrant, among other things, to indemnify these directors or executive officers (other than for liability resulting from willful misconduct of a culpable nature), to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court of competent jurisdiction that they are not entitled to indemnification, and to obtain directors' and officers' insurance if available on reasonable terms. Section 317 of the California Code and Registrant's Bylaws makes provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7. Exemption from Registration Claimed

      Not applicable.

Item 8. Exhibits

Exhibit
Number                                      Exhibit
------                                      -------

    4          Quality Systems, Inc. 2005 Stock Option and Incentive Plan(1)

    5          Opinion of Rutan & Tucker, LLP(2)

   23.1 Consent of Grant Thornton LLP, independent registered public accounting firm`(2)

   23.2        Consent of Rutan & Tucker, LLP (contained in Exhibit 5.1)

   24          Power of Attorney (contained on the signature pages hereto)

----------

(1) Filed with the Commission on October 11, 2005 as an exhibit to Registrant's Form 8-K for October 5, 2005 and incorporated herein by reference.

(2)   Attached to this filing.

Item 9. Undertakings

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act,

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into the registration statement;

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering of those securities made pursuant to the 2005 Stock Option and Incentive Plan.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the indemnification provisions summarized in Item 6 above, or otherwise, Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irvine, California, on this 11th day of November, 2005.

                                        QUALITY SYSTEMS, INC.

                                        By:  /s/ Paul Holt
                                            ------------------------------------
                                             Paul Holt
                                             Chief Financial Officer

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Quality Systems, Inc., a California corporation, do hereby constitute and appoint Louis Silverman and Paul Holt and each of them, their lawful attorneys-in-fact and agents, with the power of substitution and resubstitution, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act and any rules or regulations or requirements of the Commission in connection with the registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to the registration statement, to any and all amendments and supplements to the registration statement, and to any and all instruments or documents filed as part of or in conjunction with the registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them or his substitute or substitutes, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

      IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signature                               Title                                  Date
-----------------------------   ------------------------------------------        -----------------
/s/ Louis Silverman             President, Chief Executive Officer
-----------------------------   (principal executive officer) and Director        November 11, 2005
Louis Silverman

/s/ Patrick Cline               Director and President NextGen Healthcare
-----------------------------   Information Systems Division                      November 9, 2005
Patrick Cline

/s/ Paul Holt                   Chief Financial Officer (principal financial
-----------------------------   and accounting officer) and Secretary             November 11, 2005
Paul Holt

/s/ Vincent Love                Director                                          November 9, 2005
-----------------------------
Vincent Love

/s/ Sheldon Razin               Chairman of the Board and Director                November 9, 2005
-----------------------------
Sheldon Razin

/s/ Maurice DeWald              Director                                          November 11, 2005
-----------------------------
Maurice DeWald

/s/ Stephen Plochocki           Director                                          November 9, 2005
-----------------------------
Stephen Plochocki

                                Director                                          November __, 2005
-----------------------------
Ibrahim Fawzy

                                Director                                          November __, 2005
-----------------------------
Ahmed Hussein

                 EXHIBITS FILED WITH THIS REGISTRATION STATEMENT

Exhibit
Number                             Exhibit
------                             -------

   5          Opinion of Rutan & Tucker, LLP

  23.1 Consent of Grant Thornton LLP, independent registered public accounting firm

  23.2        Consent of Rutan & Tucker, LLP (contained in Exhibit 5)

  24          Power of Attorney (contained on the signature pages hereto)